As filed with the Securities and Exchange Commission on September 17, 2024

Registration No. 333-279958

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MSP RECOVERY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	7374	84-4117825
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3150 SW 38th Street, Suite 1100

Miami, Florida 33146

Telephone: (305) 614-2222

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Alexandra Plasencia

MSP Recovery, Inc.

3150 SW 38th Avenue, Suite 1100

Coral Gables, Florida 33146

Telephone: (305) 614-2222

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Steven Canner

Baker & McKenzie LLP

452 Fifth Avenue

New York, New York 10018

Telephone: (212) 626-4884

Jeremy L. Moore

Baker & McKenzie LLP

700 Louisiana Street

Houston, Texas 77002

Telephone: (713) 427-5000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

MSP Recovery, Inc. “is filing this Amendment No. 2 to the Registration Statement on Form S-1 of (File No. 333-279958) (the “Registration Statement”) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement, and the filed exhibit. The remainder of this Registration Statement is unchanged and has therefore been omitted.

The date of this prospectus is September 17, 2024.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. The following exhibits are being filed herewith:

Incorporated by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date
5.1*	Opinion of Baker McKenzie LLP

* Filed herewith.

II-4

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coral Gables, State of Florida, on September 17, 2024.

MSP Recovery, Inc.

By:	/s/ John H. Ruiz
Name: John H. Ruiz
Title: Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John H. Ruiz and Alexandra Plasencia as the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the U.S. Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated:

Name	Title	Date

/s/ John H. Ruiz	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	September 17, 2024
John H. Ruiz

/s/ Francisco Rivas-Vásquez	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 17, 2024
Francisco Rivas-Vásquez

/s/ Frank C. Quesada	Director	September 17, 2024
Frank C. Quesada

/s/ Ophir Sternberg	Director	September 17, 2024
Ophir Sternberg

/s/ Beatriz Assapimonwait	Director	September 17, 2024
Beatriz Assapimonwait

/s/ Michael Arrigo	Director	September 17, 2024
Michael Arrigo

/s/ Thomas W. Hawkins	Director	September 17, 2024
Thomas W. Hawkins

/s/ Roger Meltzer	Director	September 17, 2024
Roger Meltzer